UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 8, 2013

CTS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:           (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
     240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
     240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On February 8, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of CTS Corporation (the “Company”) established target awards and quantitative performance goals for fiscal years 2013, 2014 and 2015 for performance restricted stock unit awards made to the Company’s executive officers, including certain participating named executive officers, based on a long-term incentive plan under the Company’s 2009 Omnibus Equity and Performance Incentive Plan (the “Plan”).  With respect to Mr. Vinod M. Khilnani, Executive Chairman, and Mr. Kieran O’Sullivan, President and Chief Executive Officer, however, the Compensation Committee recommended target awards to the Company’s Board of Directors, which then acted to establish their respective target award.

Each of the executive officers has an opportunity to earn between 0% and 200% of a target number of restricted stock units established for his or her position.  The maximum number of restricted stock units that may be actually be received by any Covered Employee (as defined in the Plan) for his or her award is 125,000.  Actual payouts for the restricted stock unit awards will be determined after a three-year performance period, and will depend on the Company’s three-year sales growth, three-year free cash flow and relative total stockholder return for 2013, 2014 and 2015.

For purposes of these awards, three-year sales growth means the percentage increase or decrease in the Company’s corporate sales between 2015 and 2012.  Corporate sales will equal the Company’s net sales as stated in the Company’s consolidated statement of earnings for the relevant fiscal year, and for participants who are not Covered Employees (as defined in the Plan), may be adjusted for unusual conditions, factors or events as determined by the Compensation Committee; however, no adjustment will be made for any condition, factor or event that was specifically included in the Company’s business plans.  Additionally, three-year free cash flow means the result of operating cash flow minus capital expenditures measured over the three-year performance period.  Finally, relative total stockholder return means the total stockholder return of the Company between January 1, 2013 and December 31, 2015 relative to the total stockholder return for a benchmark peer group over that same period.  Total stockholder return will equal the appreciation in price of a share of common stock, plus aggregate dividends (paid in cash or other property), between January 1, 2013 and December 31, 2015.  The benchmark peer group is subject to adjustment during the performance period.   No award will be made if performance is below a minimum achievement threshold.  If the threshold has been achieved for a particular goal, awards will be interpolated between established steps or levels for the portion of the award associated with that particular goal.  For purposes of these awards, three-year sales growth will be weighted 35%, three-year free cash flow will be weighted at 30% and relative total stockholder return will be weighted 35% toward achievement of the awards.

After completion of the 2015 fiscal year, the Compensation Committee will certify the extent to which the performance goals have been met, and will determine the number of restricted stock units that have been earned based on this performance.  Awards are subject to negative discretion on the part of the Compensation Committee based on other business factors, such as overall Company performance and the individual’s contribution to Company performance.

Restricted stock units that are earned will be paid out in 2016 under the terms of the Plan.  The earned restricted stock units will be settled as soon as practicable after the Compensation Committee’s performance determination. The earned restricted stock units will convert on a one-for-one basis into the Company’s common stock when they are settled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

             /s/ John R. Dudek

By:      John R. Dudek
    Vice President, General Counsel and
    Secretary

Date:  February 12, 2013